Exhibit 32.01

SECTION 1350 CERTIFICATION
OF PRINCIPAL EXECUTIVE OFFICER

In connection with the report on Form 10-Q for the period ending June 30, 2010 (the “Report”) I, Jon C. Sundt, the Principal Executive and Principal Financial Officer of Altegris Portfolio Management, Inc. (d/b/a Altegris Funds), the General Partner of Winton Futures Fund, L.P. (US) (the “Partnership”), certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002 that:

(i) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: August 16, 2010

/s/ Jon C. Sundt
Jon C. Sundt
Principal Executive and Principal Financial Officer
Altegris Portfolio Management, Inc. (d/b/a Altegris Funds)
General Partner of Winton Futures Fund, L.P. (US)

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